UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2024

Serina Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address of principal executive offices)

(256) 327-9630

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2024, Serina Therapeutics, Inc. (the “Company”) announced the appointment of Simba Gill, Ph.D., as the Company’s Chairman of the Board of Directors, effective as of April 12, 2024.

There are no arrangements or understandings between Dr. Gill and any other persons pursuant to which he was selected as a director of the Company and Dr. Gill has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of Dr. Gill’s executive chairman agreement with the Company (the “Executive Chairman Agreement”), he will receive an annual cash fee of $300,000 and a grant of 295,300 options to purchase Common Stock of the Company granted in accordance with the Serina Therapeutics, Inc. 2024 Equity Incentive Plan, as it may be amended from time to time, and any successor plan thereto. Such option grant shall be subject to Dr. Gill’s continued engagement through the applicable vesting dates as set forth in the Executive Chairman Agreement. Pursuant to the Executive Chairman Agreement, Dr. Gill shall serve as the Executive Chairman of the Board as long as he is a member of the Board, or until his earlier death, incapacity, removal or resignation.

Dr. Gill will also be bound by, among other typical restrictive covenants, a five (5) year post-termination non-compete covenant and a five (5) year post-termination non-solicitation covenant with respect to customers and employees. In connection with his entry into the Executive Chairman Agreement, Dr. Gill also entered into the Company’s standard form of Confidentiality and Intellectual Property Agreement. The foregoing summary is qualified in its entirety by reference to the full text of the Executive Chairman Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Dr. Gill as the Chairman of the Company’s Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Executive Chairman Agreement
99.1	Press release announcing the appointment of Dr. Gill as the Chairman of the Company’s Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: April 17, 2024	By:	/s/ Steven Ledger
Interim Chief Executive Officer